UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
         14A-6(E)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to  240.14a-12


                         COMPETITIVE TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)     Title of each class of securities to which transaction applies:
     (2)     Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)     Proposed maximum aggregate value of transaction:
     (5)     Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)     Amount Previously Paid:
     (2)     Form, Schedule or Registration Statement No.:
     (3)     Filing Party:
     (4)     Date Filed:

         *
       *****
     **-----**
   **-----       COMPETITIVE
 ****----        TECHNOLOGIES
   **=====       Unlocking the Potential of Innovation (R)
     **=====**
       *****
         *  (R)

Dear Fellow Shareholder:

     You are cordially invited to attend the Competitive Technologies, Inc. Annual Meeting of Shareholders on Monday, May 2, 2011, at 10:00 a.m. (ET). The meeting will be held at the Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut 06851; phone (203) 838-2000.

     The matters to be acted upon are described in the accompanying notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on our Company's successful commercialization of our Calmare(R) pain therapy medical device, including the progress we have made in marketing and selling the device. I look forward to discussing how we have reduced costs and improved the prospects for future profitability as well as responding to any questions you may have.

     This year we are pleased to again apply the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement, Annual Report, and Amended Form 10-K, which are all available at www.proxyvote.com.

     YOUR VOTE IS VERY IMPORTANT.  I URGE YOU TO VOTE "FOR" ALL PROPOSALS.

     Please review your proxy materials carefully and vote today.

     On behalf of the Board of Directors, I express appreciation for your continued support toward the profitable growth of CTTC. We look forward to seeing you at the Annual Meeting.

                                             Very truly yours,



                                             /s/ Johnnie D. Johnson
                                             ----------------------
                                             Johnnie D. Johnson
                                             Chief Executive Officer


Fairfield, Connecticut
March 18, 2011

                        [PAGE INTENTIONALLY LEFT BLANK.]

                         COMPETITIVE TECHNOLOGIES, INC.
                            1375 KINGS HIGHWAY EAST
                          FAIRFIELD, CONNECTICUT 06824


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Competitive Technologies, Inc. will be held at Norwalk Inn & Conference Center, Norwalk, Connecticut, on Monday, May 2, 2011, at 10:00 a.m. local time. At the meeting, the holders of our outstanding stock will act on the following matters:

     1. election of four Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified;

     2. ratification of the selection of Mayer Hoffman McCann, CPA's as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

     3. such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The board recommends that you vote FOR election of the nominated slated of directors; and FOR ratification of the appointment of Mayer Hoffman McCann, CPA's as our independent registered public accounting firm for the fiscal year 2011 ending December 31, 2011.

     Only shareholders of record at the close of business on March 7, 2011, will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof.

     WE URGE YOU TO VOTE YOUR SHARES PROMPTLY. PLEASE REFER TO THE SPECIFIC VOTING INSTRUCTIONS.

                                   By Order of the Board of Directors,



                                   /s/ Johnnie D. Johnson
                                   ----------------------
                                   Johnnie D. Johnson
                                   Chief Executive Officer


Fairfield, Connecticut
March 18, 2011

                             *
                           *****
                         **-----**
                       **-----       COMPETITIVE
                     ****----        TECHNOLOGIES
                       **=====       Unlocking the Potential of Innovation (R)
                         **=====**
                           *****
                             *  (R)

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission
(SEC), instead of mailing printed copies of those materials to each shareholder. Our shareholders are receiving a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement, our Annual Report, and our Amended Form 10-K.
The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or telephone.

     This process is designed to expedite shareholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

HOW TO VOTE

     If your shares are held by a broker, bank or other stockholder of record exercising fiduciary powers which holds securities of record in nominee name or otherwise, typically referred to as being held in "street name", you may receive a separate voting instruction form, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or telephone.

     As a reminder, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

     If you are a stockholder with shares registered in your name, you may vote by either of the following methods:

- VOTE VIA THE INTERNET, by going to the web address www.proxyvote.com and following the instructions for Internet voting.

- VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions for telephone voting.

     PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER STOCKHOLDER OF RECORD AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE ANNUAL MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                         COMPETITIVE TECHNOLOGIES, INC.
                              ___________________

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                              ___________________

     The Board of Directors is furnishing shareholders this proxy statement to solicit proxies to be voted at the Annual Meeting of Shareholders of Competitive Technologies, Inc. (CTTC), a Delaware corporation. The meeting will be held on Monday, May 2, 2011, at 10:00 a.m. local time at Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Record Date. The record date for the Annual Meeting is the close of business on March 7, 2011. Only shareholders of record on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     Quorum. The Company's bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

     Voting Your Proxy. Exercise your vote in accordance with the method of your choice, via the Internet or by telephone. The proxy will be voted as you direct. In the event no directions are specified, your shares will be voted (1) FOR the election of the nominees named below as directors; and (2) FOR the ratification of the selection of Mayer Hoffman McCann, CPA's; and at the discretion of the designated proxy holders as to other matters that may properly come before the Annual Meeting.

     IF YOU ARE A SHAREHOLDER OF RECORD, holding a stock certificate registered in your name on the books of our transfer agent, American Stock Transfer & Trust Company, as of the close of business on March 7, 2011, and attend the meeting, you may vote in person at the meeting on proxies available at the meeting for that purpose, or revoke a previously submitted proxy and complete a new proxy.

     IF YOUR SHARES ARE HELD IN A STOCK BROKERAGE ACCOUNT WITH YOU AS A BENEFICIAL OWNER, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to exercise your right to vote as a shareholder. In order to do so,

     - you must return your voting instructions to your broker or nominee, the holder of record, OR
     - you must vote your shares through your broker or nominee via the internet or by phone, OR
     - if you wish to vote in person at the meeting, you must obtain from the record holder and bring to the meeting a proxy SIGNED BY THE RECORD HOLDER identifying you as the beneficial owner of the shares and giving you the right to vote the shares at the meeting. (You may NOT use the voting instruction form provided by your broker or nominee to vote in person at the meeting.)

     Revoking Your Proxy. You may revoke your proxy at any time before the voting closes by notifying us; no formal procedure is required. Votes are tabulated by an independent agent, and reported at the Annual Meeting.

     We intend to make available to our shareholders this proxy statement, including the Notice of Annual Meeting of Shareholders, on or about March 18, 2011.

     Holders of common stock and of preferred stock at the close of business on the record date of March 7, 2011, are entitled to vote at the meeting:

     Common stock           13,824,944 shares outstanding, one vote per share

     Preferred stock        2,427 shares outstanding, one vote per share

     Class C Convertible    750 shares outstanding, 1,000 votes per share, each
     Preferred Stock        share convertible to 1,000 shares of common stock


     If you abstain from voting, your shares will be counted as shares present and entitled to vote in determining the presence of a quorum for the meeting, but will not be voted in determining approval of any matter submitted to shareholders for a vote. An abstention will have the same effect as a negative vote on a matter submitted to shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote on a particular matter, broker non-votes, those shares will be counted as shares present in determining the presence of a quorum for the meeting but will not be considered present or entitled to vote with respect to that particular matter.

                           1.  ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will elect a Board of four directors by a plurality of the votes cast. Our Board of Directors proposes the four nominees named below. The number of Directors authorized by the Bylaws was decreased from five (5) to four (4), per the amended Bylaws, effective December 2, 2010. We recommend voting FOR the four named nominees.

     All nominees named below have served as directors since the last Annual Meeting of Shareholders. There are no family relationships among our executive officers and directors. Based on its review of the relationships between its existing directors, as director nominees, and CTTC, the Board of Directors has affirmatively determined that if these nominees are elected, all of our directors will be independent under the rules CTTC's Corporate Governance Principles.

     If any nominee is unable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board. Each director will serve until the next Annual Meeting of Shareholders, or until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We believe that all nominees will be available for election as a director for the prescribed term.

JOEL M. EVANS, M.D., 50, has been a director of our company since February 2007. Dr. Evans founded The Center for Women's Health in Stamford, Connecticut in June 1996 and since then has been its Director. From November 1996 to present, Dr. Evans has been a lecturer and senior faculty member of The Center for Mind Body Medicine in Washington, D.C. Dr. Evans has been featured in magazines as well as interviewed on television and radio shows across the country. Dr. Evans is an Assistant Clinical Professor at the Albert Einstein College of Medicine in New York City and helped create a clinical study at Columbia University Medical Center for use of the herb, black cohosh, in breast cancer. From November 2005 to present, Dr. Evans has been a member of the Scientific Advisory Board for Metagenics Incorporated, a nutritional supplement manufacturer.

Dr. Evans completed his undergraduate and medical studies at the Sophie Davis School of Biomedical Education of the City College of New York and the Mt. Sinai School of Medicine. He fulfilled his residency at the Albert Einstein College of Medicine.

We believe Dr. Evans' medical expertise fits the business plan of the Company with the current technology being sold and targeted future products. Dr. Evans brings key medical knowledge and experience to the Company. In addition, he travels to and lectures in other countries. This occasionally requires him to miss meetings but also provides unique opportunities to expose our company and products to foreign physicians and medical associations.

RICHARD D. HORNIDGE, JR. 65, has been a director of our company since February 2007. Currently retired, Mr. Hornidge was an independent consultant for many years. From June 1984 through June 1989, Mr. Hornidge was President of Travis Associates, an employment agency. Mr. Hornidge was a program coordinator for Raytheon from 1973 through 1984, where he was involved in the Patriot Missile test equipment program. Mr. Hornidge received a BA from Boston University after serving in the U.S. Navy.

We believe Mr. Hornidge's knowledge of and experience in human resources enables him to provide the Company with needed advice and guidance in employment matters. As a long-time investor in the company he brings a historical perspective that has proven invaluable.

RUSTIN HOWARD, 54, has been a director of our company since October 2007. Mr. Howard is principal of Whitesand Investments LLC, an angel investment organization. In 1990, he founded and served as CEO and Chairman of Phyton, Inc., a world leader in the use of proprietary plant cell fermentation technology, including the production of paclitaxel, the active ingredient of Bristol-Myers Squibb's multi-billion dollar anticancer drug, Taxol(R). Phyton was sold to DFB Pharmaceuticals, Inc. in 2003. Additionally, Mr. Howard is the Chairman of DeepGulf, Inc., and a co-owner and officer of Silver Bullet Technology.

DeepGulf builds underwater pipelines and associated facilities in deep and ultra-deep offshore oil and gas production fields. Silver Bullet Technology, where he has been primarily responsible for corporate and financial oversight as well as strategic planning, manufactures and sells software for the banking and payment processing industry. Previously, he served as president and CEO of BioWorks Inc., a biotechnology company he founded to develop, produce, and sell products that replace chemical pesticides.

Mr. Howard earned his MBA from Cornell University's Johnson Graduate School of Management, where he focused his studies on entrepreneurship, and managing innovation and technology.

We believe Mr. Howard's expertise in biotechnology and product development has enabled him to provide valuable guidance and advice to the Company. His experience in technology and high-growth business development has brought positive insight to the Company's strategic planning.

WILLIAM L. REALI, 68, has been a director of our company since February 2007, serving as the Chairman of the Board of Directors since September 2010. Mr. Reali is a Certified Public Accountant with the firm of Reali, Giampetro and Scott in Canfield, Ohio. The firm provides auditing and other related accounting and tax services to a diverse group of business clients. Over the past five years, Mr. Reali's primary responsibility with the firm has been business consulting, working with large and small national and multinational clients. He has worked with distressed companies, assisting them with cost reduction, turn-around programs and re-organization.

Serving as Chairman of various community associations, Mr. Reali donates a great deal of time to local organizations. Mr. Reali received his BA from Youngstown State University.

We believe Mr. Reali's knowledge and expertise in management, strategic planning and accounting has allowed him to provide the Company with invaluable advice and guidance in corporate matters. Extensive experience with other businesses has proven helpful in the recent reorganization and restructuring the Company just underwent.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares our common stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors. Unless otherwise specified, proxies will be voted in favor of the four nominees described above.

RECOMMENDATION

     Our Board of Directors recommends that shareholders vote FOR the election of each of the individuals named above.

                              CORPORATE GOVERNANCE

     CTTC's Corporate Governance Principles, Corporate Code of Conduct, the Committee Charters for the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, the unofficial restated Certificate of Incorporation and the By-Laws are all available on our website at www.competitivetech.net/investors/governance.html.
-------------------------------------------------

BOARD MEETINGS AND COMMITTEES

The Board has three committees, as follows:

                          COMPENSATION AND STOCK     NOMINATING AND CORPORATE
AUDIT COMMITTEE           OPTION COMMITTEE           GOVERNANCE COMMITTEE
------------------------  -------------------------  ------------------------

William L. Reali,         Richard D. Hornidge, Jr.,  Rustin Howard,
  Chairman                Chairman                   Chairman

Joel M. Evans, M.D.       Rustin Howard              Joel M. Evans, M.D.

Richard D. Hornidge, Jr.  William L. Reali           William L. Reali

     During the fiscal year ended July 31, 2010, the board of directors met 6 times. The audit committee held four meetings during the fiscal year ended July 31, 2010. The compensation committee held three meetings during the fiscal year ended July 31, 2010. The nominating and corporate governance committee held one meeting during fiscal year ended July 31, 2010. In 2010, all directors attended at least 75% of all meetings of the board of directors and the committees on which they served after becoming a member of the board or committee, with the exception of Dr. Joel Evans, M.D. who attended 50% of the Board meetings for fiscal 2010. In Dr. Evans' case, meetings were missed due to previously scheduled overseas business travel which included a trip to an isolated location where regular cell phone access was impossible. We expect all directors to attend the next Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

Audit Committee

     The function of the Audit Committee is to assist the Board in fulfilling its responsibility to the shareholders relating to our corporate accounting matters, financial reporting practices, and the quality and integrity of our financial reports. The Audit Committee's purpose is to assist the Board with overseeing:
- the reliability and integrity of our financial statements, accounting policies, internal controls and disclosure practices;
- our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
- our independent auditor's qualifications, engagement, compensation, and independence;
-    the performance of our independent auditor; and
- the production of an annual report of the Audit Committee for inclusion in our annual proxy statement.

     The Audit Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Audit Committee is an independent director in accordance with applicable legal or regulatory requirements. It has also determined that each member is financially literate and has identified Mr. Reali, who is a certified public accountant, as an audit committee financial expert as defined by the Securities and Exchange Commission.

Compensation and Stock Option Committee

     The purpose of the Compensation and Stock Option Committee is to:

     - review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and determine and approve the CEO's compensation level based on this evaluation;
     - review and approve the compensation of our other officers based on recommendations from the CEO;
     - review, approve and make recommendations to the Board with respect to incentive compensation plans or programs, or other equity-based plans or programs, including but not limited to our Annual Incentive Plan, and our 401(k) Plan; and
     - produce an annual report of the Compensation Committee on executive compensation for inclusion in our annual proxy statement.

     The Compensation Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Compensation Committee is an independent director in accordance with applicable legal or regulatory requirements.

Nominating and Corporate Governance Committee

     The purpose of the Nominating Committee is to:
     - identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;
     - recommend to the Board, candidates for all directorships to be filled by the Board or our shareholders;
     - in consultation with the Chairman of the Board, recommend to the Board, members of the Board to be appointed to committees of the Board and the chairpersons thereof, including filling any vacancies;
     - develop and recommend to the Board a set of corporate governance principles applicable to us;
     - oversee, evaluate and monitor the Board and its individual members, and our corporate governance principles and procedures; and
     - fulfill such other duties and responsibilities as may be set forth in its charter or assigned by the Board from time to time.

     The Nominating Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Nominating Committee is an independent director in accordance with applicable legal or regulatory requirements.

     The Nominating Committee will consider nominees recommended by shareholders but have not designated any special procedures shareholders need to follow to submit those recommendations. The Nominating Committee has not designated any such procedures because as discussed below under the heading "Shareholder Communications to the Board," shareholders are free to send written communications directly to the Board, committees of the Board, and/or individual directors, at our corporate address in care of our Secretary.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

     Shareholders may send communications in writing to the Board, committees of the Board, and/or to individual directors, at our corporate address in care of our Secretary. Written communications addressed to the Board are reviewed by the Chairman of the Board for appropriate handling. Written communications addressed to an individual Board member are forwarded to that person directly.

Beneficial Ownership of Shares

     The following information indicates the beneficial ownership of our stock by each director nominee, and by each person known to us to be the beneficial owner of more than 5% of our outstanding stock. The indicated owners, with sole voting and investment power, furnished such information to us as of March 7, 2011, except as otherwise indicated in the footnotes.

                                            AMOUNT
NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY       PERCENT
(AND ADDRESS, IF OWNERSHIP IS MORE THAN5%)  OWNED         (1)       (%)
------------------------------------------  ------------       --------
Director nominees
------------------------------------------
Joel M. Evans, M.D.                               56,300  (2)         *
Richard D. Hornidge, Jr.                         129,635  (2)         *
Rustin Howard                                     76,500  (2)         *
William L. Reali                                  62,500  (2)         *
------------------------------------------  ------------       --------
 Director nominees total:                        322,935            2.2

Five percent beneficial owners
------------------------------------------
Peter Brennan Group(3)
  237 Park Ave, Suite 900,
  New York, NY 10017                            1,369386            9.4
William L. Waters Ltd.
  2221 Yonge Street, Suite 507,
  Toronto, Ontario, Canada                       750,000  (4)       5.1

     *    Less than 1%
     (1)  Designated person or group has sole voting and investment power.
     (2) Persons listed below have the right to acquire the listed number of shares upon exercise of stock options:

          NAME                                         RIGHT TO ACQUIRE
          -------------------------------------------  ----------------
          Joel M. Evans, M.D.                                    40,000
          Richard D. Hornidge, Jr.                               40,000
          Rustin Howard                                          40,000
          William L. Reali                                       40,000
          -------------------------------------------  ----------------
          Directors and Executive Officers as a Group           160,000

     (3) A group consisting of Damel Diversified LP, Damel Partners LP, Lisl Brennan Family Trust 2005, and Peter Brennan
     (4) Designated person or group has the right to acquire the listed number of shares upon conversion of Class C Convertible Preferred Stock.


     On March 7, 2011, the stock transfer records maintained by us with respect to our Preferred Stock showed that the largest holder of Preferred Stock owned 500 shares; the largest owner of Class C Convertible Preferred Stock owned 750 shares. No directors own Preferred Stock.

                             DIRECTOR COMPENSATION

     The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered during fiscal year 2010 ended July 31, 2010, to the non-employee Board of Director members:

                          FEES EARNED                 OTHER EQUITY
                          OR PAID IN     OPTION       COMPENSATION
NAME                      CASH(3)        AWARDS (1)   (2)             TOTAL
------------------------  -------------  -----------  --------------  -------
Joel M. Evans, M.D.       $      15,500  $    11,189  $       4,663   $31,352
Richard D. Hornidge, Jr.         19,000       11,189          4,663    34,852
Rustin Howard                    18,000       11,189          4,663    33,852
William L. Reali                 26,000       11,189          4,663    41,852

     1) Each director serving on January 4, 2010 received a stock option for 10,000 shares of common stock at $1.87 per share under the 2000 Directors Stock Option Plan. We estimated the fair value of stock awards at $0.647 per share using the Black-Scholes option valuation model with expected life of 5 years, risk free interest rate of 2.65%, volatility of 75.01% and dividend yield of 0.
     2) Each director serving on January 4, 2010 received 2,500 shares of stock under the 1996 Directors Stock Participation Plan. The fair market value of the stock was $1.865 per share.
     3)   This amount includes unpaid fees of $833 for Dr. Evans, Mr.
          Hornidge and Mr. Howard, and $1,333 for Mr. Reali.

OUTSTANDING EQUITY AWARDS AT JULY 31, 2010

                          NUMBER OF
                          SECURITIES
                          UNDERLYING    OPTION     OPTION
                          UNEXERCISED   EXERCISE   EXPIRATION
NAME                      OPTIONS (1)   PRICE      DATE
------------------------  ------------  ---------  ----------
Joel M. Evans, M.D.             10,000  $    2.58      8/2/17
                                10,000       1.51      1/2/18
                                10,000      1.005      1/2/19
                                10,000       1.87      1/4/20
Richard D. Hornidge, Jr.        10,000       2.58      8/2/17
                                10,000       1.51      1/2/18
                                10,000      1.005      1/2/19
                                10,000       1.87      1/4/20
Rustin Howard                   10,000       2.29     10/5/17
                                10,000       1.51      1/2/18
                                10,000      1.005      1/2/19
                                10,000       1.87      1/4/20
William L. Reali                10,000       2.58      8/2/17
                                10,000       1.51      1/2/18
                                10,000      1.005      1/2/19
                                10,000       1.87      1/4/20

     (1)  Each stock option was granted pursuant to our 2000 Directors
          Stock Option Plan. The shares were vested immediately on issuance.

     Each of our non-employee directors is paid an annual cash retainer of $10,000, paid quarterly in arrears, for their services to the Company. Prior to January 2011, directors were also issued shares of common stock pursuant to our 1996 Directors Stock Participation Plan, as amended, and were granted stock options to purchase common stock pursuant to our 2000 Directors Stock Option Plan, both as described below. In addition, effective in fiscal year 2005, the Chairman of the Board, if a non-employee, and the Chairman of the Audit Committee are paid annual stipends for the additional responsibilities and time commitments required of them. In fiscal 2010, the Chairman of the Board was an employee of the Company and therefore was not paid any compensation for serving as Chairman of the Board. Mr. Reali has served as Chairman of the Audit Committee since February 2, 2007, and received a $6,000 stipend in 2010. Beginning January 1, 2011, the annual stipends for serving as Chairman of the Board, if a non-employee, and the Chairman of the Audit Committee will be $60,000 and $6,400, respectively.

     Each non-employee director is also paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings.

     Pursuant to our 1996 Directors Stock Participation Plan, as amended, on the first business day of January, each non-employee director who had been elected by the stockholders and had served at least one full year as a director was issued a number of shares of common stock equal to the lesser of $15,000 divided by the per share fair market value of such stock on the issuance date, or 2,500 shares. If a non-employee director were to leave the Board after serving at least one full year, but prior to the January issuance date, we will issue shares of common stock to the director on a pro-rata basis up to the termination date. Common stock may not be issued pursuant to this plan after January 3, 2011. The last issuance of common stock under this plan occurred in January 2010.

     Pursuant to our 2000 Directors Stock Option Plan, non-employee directors were granted 10,000 fully vested, non-qualified stock options to purchase our common stock on the date the individual was first elected as a director, whether by the stockholders or by the Board, and was granted 10,000 options on the first business day of January thereafter, provided the individual was still a director. The stock options granted were at an exercise price not less than 100% of the fair market value of the common stock at the grant date and had a term of ten years from date of grant. If an individual's directorship terminated because of death or permanent disability, the stock options may be exercised within one year after termination. If the termination was for any other reason, the stock options may be exercised within 180 days after termination. However, the Board had the discretion to amend previously granted stock options to provide that such stock options may continue to be exercisable for specified additional periods following termination. In no event may a stock option be exercised after the expiration of its ten-year term. Stock options could not be granted under this plan after the first business day of January 2010.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and officers, and persons who own more than five percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") SEC regulations require reporting persons to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports received or written representations from certain reporting persons, we believe all reporting persons complied with all applicable reporting requirements.

       CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

     Our Board of Directors determined that when a director's services are outside the normal duties of a director, we compensate the director at the rate of $1,000 per day, plus expenses, which is the same amount we pay a director for attending a one-day Board meeting. We classify these amounts as consulting expenses, included in personnel and other direct expenses relating to revenues.

     All of CTTC's Board Directors - Evans, Hornidge, Howard, and Reali - are considered to be independent directors.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     This report of the Compensation and Stock Option Committee (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that CTTC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     CTTC's compensation program consists of base salary, bonus, stock options, other incentive awards and other benefits, which the Committee generally reviews annually. The Committee's overall philosophy is to align compensation with our business strategy and to support achievement of our long-term goals. In order to attract and retain competent executives, we believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience.

     The Board of Directors is in the process of reviewing all compensation plans to assure effectiveness and fiduciary responsibility.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT:

     We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in the Company's Annual Report on Form 10-K, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Annual Report"). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Company's Annual Report.

    Submitted by the Compensation and Stock Option Committee of the Board of
                                   Directors

                      Richard D. Hornidge, Jr. (Chairman)
                    Rustin Howard          William L. Reali


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended July 31, 2010, as well as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the year ended July 31, 2010, before those reports were filed.

     The Audit Committee discussed with our independent registered accountants, Mayer Hoffman McCann, CPA's, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued, modified or supplemented. On June 8, 2010, our independent registered accountants, MHM Mahoney Cohen CPA's, changed their name to Mayer Hoffman McCann CPA's (The New York Practice of Mayer Hoffman McCann P.C.).

     The Audit Committee received the written disclosures from Mayer Hoffman McCann required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as issued, modified or supplemented. The Audit Committee discussed with Mayer Hoffman McCann their independence from management and from CTTC.

     The Audit Committee discussed with Mayer Hoffman McCann the overall scope, plans and budget for its audit. In addition, the Audit Committee meets with Mayer Hoffman McCann regularly, with or without management present, to discuss the results of Mayer Hoffman McCann's examination, evaluation of CTTC's internal controls, and the overall quality of CTTC's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended July 31, 2010, be included in our Annual Report on Form 10-K for the year ended July 31, 2010.

                                AUDIT COMMITTEE:

                          William L. Reali (Chairman)
                Joel M. Evans, M.D.     Richard D. Hornidge, Jr.

                               EXECUTIVE OFFICER

     On April 19, 2010, at the Annual Meeting of the Shareholders of the Company, shareholders supported the installation of the Board. The Board met and re-elected John B. Nano to his previously held executive officer position with the company; that of President and Chief Executive Officer, Interim Chief Financial Officer; he also served as Chairman of the Board of Directors.

     On September 3, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as an Officer of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct. Details of these actions are outlined in Form 8-K filings with the Securities and Exchange Commission on September 13, 2010, and September 17, 2010. As Mr. Nano was terminated for cause, the Company believes there are no further amounts due under his terminated employment contract.

     On September 3, 2010, following the termination of John B. Nano as an Officer of the Corporation in all capacities for cause, the Board of Directors appointed Johnnie D. Johnson, managing member of IR Services, LLC, as Chief Executive Officer of the Company. The office of President is currently vacant.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     We have a standing compensation committee on our Board. Our President, or in the absence of a president, our Chief Executive Officer, makes recommendations to the committee as to employee benefit programs and officer and employee compensation.

Annual Base Salary. The base salary for John B. Nano was set in a three-year employment agreement effective February 2, 2007. That agreement automatically renewed for a one-year period beginning February 2, 2010, per the terms of the agreement. After the end of our most recent fiscal year, on September 3, 2010, the Board of Directors of Competitive Technologies, Inc. removed John B. Nano as an Officer of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct. That employment agreement is no longer in effect.

     Johnnie D. Johnson is currently serving as Chief Executive Officer and Chief Financial Officer of the Company, per an amended consulting agreement with IR Services, LLC, a Connecticut company of which Mr. Johnson is managing member. Prior to September 2010, IR Services, LLC had a consulting agreement with CTTC to provide CTTC with managerial advice, investor relations services and public relation services. In September 2010, the Consulting Agreement was amended to include the provision of management services, specifically that of Chief Executive Officer. Per the Agreement, CTTC pays IR Services, LLC an additional $5,000 per month for the management services of Mr. Johnson, in addition to the monthly fee for the aforementioned services still provided under the original agreement of $20,000.

Annual Cash Bonus. In addition to the competitive annual base salary, we intend to reward executive officers each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts and achieving research and regulatory milestones, and more subjective goals, such as quality of management performance and consistency of effort. CTTC's objectives include operating, strategic and financial goals the board considers critical to CTTC's overall goal of building shareholder value. Our recommendations for cash bonuses also take into account CTTC's liquidity and capital resources in any given year.

     Because CTTC did not meet its financial goals for the fiscal year and because of other concerns (Mr. Nano, the former Chairman, President and CEO, was terminated for cause during that 60-day period), the Compensation Committee of the Board of Directors determined not to award cash bonuses to any executive officers or to any employees for the fiscal year ended July 31, 2010.

     The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered by the 3 highest paid employees that served during the fiscal years 2010 and 2009.

                                                           ALL OTHER
NAME AND                                          OPTION   COMPEN-
PRINCIPAL POSITION     YEAR  SALARY       BONUS   AWARDS   SATION       TOTAL
---------------------  ----  -----------  ------  -------  -----------  --------
FORMER EXECUTIVE OFFICER:
John B. Nano (1)       2010  $  350,000(8) $   -  $        $ 42,124(2)  $392,124
Chairman of the
Board of Directors,    2009     350,000(6)     -             39,889(3)   389,889
President and
Chief Executive
Officer, Interim
Chief Financial
Officer

NEXT HIGHEST PAID EMPLOYEES
Aris D. Despo          2010     210,000(8)     -           $  8,493(4)   218,493
Executive Vice
President - Business   2009     209,999(7)     -              7,584(5)   217,583
Development
John P. Rafferty(9)    2010     115,000        -           $  5,625(4)   120,625
Vice President and
Controller             2009     115,001        -              4,151(5)   119,152

     (1) Mr. Nano was terminated for cause in September 2010. Mr. Nano's salary did not include any additional compensation for serving as Chairman of the Board.
     (2) Includes $25,352 for payment of auto lease, $6,225 for auto repairs, and discretionary contribution of 7,126 shares of CTTC common stock (valued at $10,547) contributed to the Company's 401(k) plan.
     (3) Includes $30,461 for payment of auto lease, $1,161 for auto repairs, and discretionary contribution of 5,511 shares of CTTC common stock (valued at $8,267) contributed to the Company's 401(k) plan.
     (4) Represents discretionary contribution to 401(k) plan of 5,738 shares of CTTC common stock for Mr. Despo and 3,800 shares for Mr. Rafferty.
     (5) Represents discretionary contribution to the Company's 401(k) plan of 5,056 shares of CTTC common stock for Mr. Despo and 2,767 shares for Mr. Rafferty.
     (6) Beginning in January 2009, Mr. Nano began deferring one half his salary until the company was in a stronger cash flow position. This amount includes deferred wages of $94,231. All deferred wages for Mr. Nano were paid upon his termination from the Company in September 2010.
     (7) Beginning in January 2009, Mr. Despo began deferring a portion of his salary until the company was in a stronger cash flow position. This amount includes deferred wages of $32,308.
     (8) Includes deferred wages of $10,115 for Mr. Nano, and $16,153 for Mr. Despo. All deferred wages for Mr. Nano were paid upon his termination from the Company in September 2010.
     (9) Mr. Rafferty's employment with the Company was terminated in November 2010.

                  NUMBER OF       NUMBER OF
                  SECURITIES      SECURITIES
                  UNDERLYING      UNDERLYING
                  UNEXERCISED     UNEXERCISED                OPTION
                  OPTIONS         OPTIONS           OPTION   EXPIRATION
NAME              EXERCISABLE(1)  UNEXERCISABLE(1)  PRICE    DATE
----------------  --------------  ----------------  -------  ----------
John B. Nano          400,000(3)              -     $  2.52     2/02/17
Aris D. Despo          15,000            15,000(2)     2.25     9/28/17
John P. Rafferty        7,500(4)              -        2.25     9/28/17

     (1)  Option awards under our 1997 Employees Stock Option Plan.
     (2) Vesting schedule: 50% each on September 28, 2010, and 2011, respectively.
     (3) Since John B. Nano was terminated for cause on September 3, 2010, these options are no longer exercisable.
     (4) Since John P. Rafferty left the Company in November 2010, these options were forfeited after 90 days and are no longer exercisable.

OPTION EXERCISES DURING FISCAL YEAR 2010

     There were no options exercised during fiscal year 2010.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     John B. Nano signed an employment agreement with the Company on February 2, 2007. The agreement provided for his employment for a period of three years from the effective date, with automatic annual renewal thereafter, effective 180 days prior to each anniversary. On September 3, 2010, the Board of Directors of Competitive Technologies, Inc. removed Mr. Nano as an Officer of the Corporation in all capacities for cause, consisting of violation of his fiduciary duties to the Corporation and violation of the Competitive Technologies, Inc. Corporate Code of Conduct. As Mr. Nano was terminated for cause, the Company believes there are no further amounts due under his terminated employment contract.

OTHER ARRANGEMENTS

401(K) RETIREMENT SAVINGS PLAN

     We have an employee defined contribution plan qualified under section 401(k) of the Internal Revenue Code for all our employees who have attained the age of 21 and meet certain service requirements. The Plan has been in effect since January 1, 1997. Participation in the Plan is voluntary. Employees may defer compensation up to a specific dollar amount determined by the Internal Revenue Service for each calendar year. We do not make matching contributions, and employees are not allowed to invest in our stock under the Plan.

     Our directors may authorize a discretionary contribution to the Plan, allocated according to the provisions of the Plan, and payable in shares of our common stock valued as of the date the shares are contributed. Our directors authorized and we expensed $50,000 in fiscal 2009 for such discretionary contributions. We contributed the 33,333 related shares of our common stock to the Plan in fiscal 2009.

ANNUAL INCENTIVE PLAN

     The Competitive Technologies, Inc. Annual Incentive Plan was approved by our Board on November 22, 2005, replacing a prior plan. The Compensation Committee administers the Incentive Plan. The Compensation Committee may suspend or amend the Incentive Plan at any time from time to time, and the Board may terminate the Incentive Plan.

     The Incentive Plan provides for eligible employees to earn an annual bonus incentive in cash. The targeted annual bonus incentive award is a percentage of the participant's salary earned during the plan year, as defined in the Incentive Plan, and is comprised of two parts, 50% of which is dependent upon attainment of financial performance metrics that serve as our company wide goals and objectives and are set at the beginning of the year, the Company Component; and 50% of which is dependent upon the individual's performance compared to each individual's pre-established goals and objectives, the Individual Component. If our financial performance is less than 70% of its goal, there will be no award for the Company Component. If our financial performance is more than 120% of its goal, then the Company Component award will increase to 125% of the award, and may, under certain conditions, as defined, increase up to a maximum of 200% of the award. If a participant meets his or her individual goals, we may pay the Individual Component regardless of whether the Company Component is met.

     No payments were authorized or made under this plan for fiscal year 2009. Because CTTC did not meet its financial goals for the fiscal year 2010 and because of other concerns (Mr. Nano, the former Chairman, President and CEO, was terminated for cause during that 60-day period), the Compensation Committee of the Board of Directors determined not to award cash bonuses to any executive officers or to any employees for the fiscal year ended July 31, 2010.

1997 EMPLOYEES' STOCK OPTION PLAN

     The 1997 Employees' Stock Option Plan provided for the granting of stock options to purchase our Common Stock. Stock options granted under the Stock Option Plan may have been incentive stock options pursuant to Section 422 of the Internal Revenue Code or non-statutory stock options. Stock options granted under the Stock Option Plan must have been granted at not less than 100% of the fair market value on the date of grant. The Compensation Committee determines the vesting period for the stock options. Stock options expire upon termination of the grantee's employment, or ten years after the grant date. In certain instances stock options which are vested or become vested upon the occurrence of an event or events specified by the Compensation Committee, may continue to be exercisable through up to ten years after the grant date, irrespective of the termination of the optionee's employment with us. No options were allowed to be granted pursuant to this plan after September 30, 2007.

                                                            NUMBER OF
                                                            SECURITIES
                                                            REMAINING
                       NUMBER OF            WEIGHTED-       AVAILABLE
                       SECURITIES TO BE     AVERAGE         FOR FUTURE
                       ISSUED UPON          EXERCISE        ISSUANCE
                       EXERCISE OF          PRICE OF        (EXCLUDING
                       OUTSTANDING          OUTSTANDING     OPTIONS
PLAN CATEGORY          OPTIONS              OPTIONS         OUTSTANDING)
-------------------    -----------------    ------------    ------------

Equity compensation
  plans approved by
  security holders            709,000(1)    $       2.44               -

     (1)  At July 31, 2010, this number was 709,000. In September 2010,
          John B. Nano was terminated for cause; thus his 400,000 options are no longer exercisable. In November 2010, other employees were terminated, after 90 days any options held by them were forfeit and are no longer exercisable. At March 7, 2011, the number of securities to be issued upon exercise of outstanding options was 278,750.

2.  ELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     Mayer Hoffman McCann CPA's ("Mayer Hoffman McCann") have been the independent registered public accountants for the company. Pursuant to an asset purchase agreement, our former independent public accounting firm, Mahoney Cohen & Company, CPA, P.C. was acquired by the New York practice of Mayer Hoffman McCann P.C. ("MHM"), and the shareholders of Mahoney Cohen became shareholders of MHM. Following its acquisition of Mahoney Cohen, MHM changed its name to MHM Mahoney Cohen CPAs ("MHM Mahoney Cohen"), effective December 31, 2008. On June 8, 2010, MHM Mahoney Cohen changed their name to Mayer Hoffman McCann CPA's (The New York Practice of Mayer Hoffman McCann P.C.).

     Fees Billed by Principal Accountants - The following table presents fees for professional services billed by Mayer Hoffman McCann and Mahoney Cohen for the years ended July 31, 2010 and 2009:


                            2010      2009          2009        2009
                        --------  --------  ------------  ----------
                        Mayer
                        Hoffman   Mahoney   MHM Mahoney   Full Year
                        McCann    Cohen     Cohen         Total
                        --------  --------  ------------  ----------
Audit fees              $114,445  $ 90,304  $     30,000  $  120,304
Tax fees                     824         -         1,483       1,483
Audit related fees (1)    17,278     5,211         2,000       7,211
                        --------  --------  ------------  ----------
TOTAL                   $132,547  $ 95,515  $     33,483  $  128,998
                        ========  ========  ============  ==========

     (1)  Fees for S-1 and S-8 review.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF PRINCIPAL ACCOUNTANTS

     The Audit Committee has the sole authority and responsibility to select, evaluate, determine the compensation of, and, where appropriate, replace the independent auditor. After determining that providing the non-audit services is compatible with maintaining the auditor's independence, the Audit Committee pre-approves all audits and permitted non-audit services to be performed by the independent auditor, except for de minimus amounts. If it is not practical for the Audit Committee to meet to approve fees for permitted non-audit services, the Audit Committee has authorized its chairman, currently Mr. Reali, to approve them and to review such pre-approvals with the Audit Committee at its next meeting.


RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The persons named in the enclosed proxy will vote to ratify the selection of Mayer Hoffman McCann as independent public accountants for the year ending December 31, 2011, unless otherwise directed by the shareholders. Shareholder ratification of Mayer Hoffman McCann as the Company's independent public accountants is not required by the Company's bylaw or otherwise. However, the Company is submitting selection of Mayer Hoffman McCann to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection of Mayer Hoffman McCann as the Company's independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. If the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is necessary for the ratification of Mayer Hoffman McCann as independent public accountants for the fiscal year ended December 31, 2011; noting that on November 15, 2010, the Company changed its reporting year end from July 31 to December 31.

RECOMMENDATION

     Our Board of Directors recommends that shareholders vote FOR the ratification of Mayer Hoffman McCann as independent public accountants for the fiscal year ended December 31, 2011.


                           PROPOSALS OF SHAREHOLDERS

     Shareholders who wish to present proposals under SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the May 2012 Annual Meeting of Shareholders, must submit those proposals so that we receive them no later than 120 days before the proxy availability date of our Proxy Statement in connection with that meeting. If we meet this year's proxy availability date of March 23, 2011, we must receive such proposals for next year's Annual Meeting no later than November 24, 2011.

     Shareholders who wish to present matters outside the processes of SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the May 2012 Annual Meeting of Shareholders, must submit notice of those matters so that we receive them no later than 45 days before the proxy availability date of our Proxy Statement in connection that meeting. If we meet this year's expected availability date of March 23, 2011, we must receive notice of such matters for next year's Annual Meeting no later than February 7, 2012. Notice received after February 7, 2012 will be untimely and subject to the discretionary authority described in the last sentence of this Proxy Statement.

                                    GENERAL

     We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, and any additional information furnished to shareholders. Arrangements will be made to furnish solicitation materials to brokerage houses, custodians, nominees and other fiduciaries, holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will reimburse these third-parties for reasonable out-of-pocket expenses. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic transmission or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. We have retained Morrow & Co., LLC. located at 470 West Avenue, Stamford, CT 06902, for an estimated fee of $5,000, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies.

     Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and any other reports filed with or furnished to the SEC also are available on or through our website at www.competitivetech.net as soon as reasonably practicable after they
           -----------------------
are filed with or furnished to the SEC.

     Upon written request, we will provide without charge (except for exhibits) to any shareholder of record or beneficial owner of our securities, a copy of our Annual Report on Form 10-K filed with the SEC for the year ended July 31, 2010, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to our reasonable expenses in furnishing such exhibits. Written requests should be addressed to:
Secretary, Competitive Technologies, Inc., 1375 Kings Highway East, Suite 400, Fairfield, Connecticut, 06824.

     Some brokers and other nominee record holders may be participating in the practice of "householding" corporate communications to shareholders, such as proxy statements and annual reports. This means that only one copy of this Proxy Statement, including the Notice of Internet Availability of Proxy Materials, may have been sent to multiple shareholders in your household. We promptly will deliver a separate copy of this Proxy Statement to you if you call or write us at the following address or phone number: Secretary, Competitive Technologies, Inc., 1375 Kings Highway East, Suite 400, Fairfield, Connecticut, 06824, telephone: (203) 368-6044. If in the future you want to receive separate copies of our corporate communications to shareholders, such as the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact us at the above address and phone number.

     The Board of Directors is not aware of any matter that is to be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in respect of any such other matters in accordance with their best judgment in the interest of CTTC.

                                        By Order of the Board of Directors,




                                        /s/ Johnnie D. Johnson
                                        ----------------------
                                        Johnnie D. Johnson
                                        Chief Executive Officer

Dated: March 18, 2011

                   *
                 *****
               **-----**
             **-----       COMPETITIVE
           ****----        TECHNOLOGIES
             **=====       Unlocking the Potential of Innovation (R)
               **=====**
                 *****
                   *  (R)